UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 16, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

FOXO Technologies Inc. (the “Company”) entered into two separate general release agreements with each of Baboon Partners, LLC (“Baboon Partners”) and Inpixon (collectively, with Baboon Partners, the “Investors”), dated as of June 16, 2023 and June 20, 2023, respectively (collectively, the “General Release Agreements”). The Investors are former registered holders of 10% Original Issue Discount Convertible Debentures issued pursuant to securities purchase agreement (the “Purchase Agreements”) in 2022 by FOXO Technologies Operating Company (“Legacy FOXO”) in a private placement (the “2022 Debentures”), which 2022 Debentures were automatically converted into Class A common stock of Legacy FOXO and exchanged by the Company for the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in connection with the business combination of the Company’s predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO consummated on September 15, 2022.

Pursuant to their respective General Release Agreement, each Investor released, waived and discharged the Company from any and all claims that such Investor had, have or may have against the Company from the beginning of time through the effective date of their respective General Release Agreement (the “Release”). As consideration for the Release and each Investor’s other obligations, covenants, agreements, representations and warranties set forth in their respective General Release Agreement, the Company issued to each Investor 0.67 shares of Class A Common Stock for every $1.00 of Subscription Amount (as defined in the Purchase Agreements) of 2022 Debentures purchased by such Investor (the “Shares”). Pursuant to the General Release Agreements, the Company issued an aggregate of 7,035,000 Shares consisting of: (a) 3,350,000 Shares to Baboon Partners and (b) 3,685,000 Shares to Inpixon.

The Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”), and may be sold by the Investors only pursuant to registration under the Securities Act or an available exemption from registration. The General Release Agreements require the Company to file a resale registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering all of the Shares (the “Registration Statement”) within thirty (30) days of the issuance of the Shares; and to use commercially reasonable efforts to keep the Registration Statement “evergreen” for twelve (12) months from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Shares who are not and have not been affiliates of the Company with respect to all of their Shares, whichever is earlier. The Company will pay all expenses in connection with preparation and filing of the Registration Statement. Each Investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor that such Investor decides to employ.

The foregoing description of the General Release Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of General Release Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Shares issued to the Investors have not been registered under the Securities Act, and were instead offered and sold pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investors represented that they are “accredited investors” as such term is defined in Regulation D, and that they are acquiring the Shares solely for investment purposes and not with a view towards the distribution or dissemination thereof.

As of June 22, 2023, after taking into account the issuance of the Shares, the Company has 46,480,892 shares of Class A Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of General Release Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: June 22, 2023	By:	/s/ Tyler Danielson
		Name:	Tyler Danielson
		Title:	Interim Chief Executive Officer

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